Form N-SAR

Sub-Item 77Q1 (a)_1
Material Amendments to Registrant's Charter
2-34393, 811-1879

Form of Certificate of Establishment and Designation of Janus Research Fund and Janus Explorer Fund is incorporated herein by reference to Exhibit 1(kk) to Post-Effective Amendment No. 112 to Janus Investment Fund's registration statement on Form N-1A, filed on December 10, 2004, accession number 0001035704-04-000767 (File No. 2-34393). Since the filing thereof, the agreement was signed by Kelley Abbott Howes.

Certificate Redesignating Janus Explorer Fund is incorporated herein by reference to Exhibit 1(ll) to Post-Effective Amendment No. 113 to Janus Investment Fund's registration statement on Form N-1A, filed on February 24, 2005, accession number 0001035704-05-000103 (File No. 2-34393).